Exhibit 4.1
SUPPLEMENTAL INDENTURE

    This Supplemental Indenture dated as of October 15, 2012 (this “Supplemental Indenture”), is entered into among Lions Gate Entertainment Inc., a Delaware corporation (the “Issuer”), Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia (“Parent”), the other Guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”).
WHEREAS, each of the Issuer and the Guarantors has heretofore executed and delivered the Indenture, dated as of October 21, 2009 (as supplemented and amended to date, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 10.25% Senior Secured Second-Priority Notes due 2016 (the “Notes”);
WHEREAS, the Issuer and its Restricted Subsidiaries have been permitted under the Indenture to Incur Indebtedness under the Senior Credit Facility in an aggregate principal amount not to exceed $340,000,000; and
WHEREAS, the Issuer, the Guarantors and the Trustee have duly authorized the execution and delivery of this instrument to permit the Issuer to Incur additional secured indebtedness (“Additional Indebtedness”) under that certain Third Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of September 27, 2012, by and among the Issuer, as borrower, the guarantors referred to therein, JPMorgan Chase Bank, N.A., as administrative agent and issuing bank, and the lenders referred to therein, as amended, restated or modified from time to time (the “Senior Credit Facility”), in an aggregate principal amount not to exceed $650 million, and certain other amendments to the Indenture as set forth herein and have done all things necessary to make this instrument a valid agreement of the parties hereto, in accordance with its terms.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
DEFINITIONS

Section 1.01.     Definitions. Capitalized terms used in this instrument and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE II
AMENDMENTS
Section 2.01.     Amendments.

(a)	Section 1.01 of the Indenture shall be amended by deleting the definition of “Senior Credit Facility” in its entirety and replacing such definition with the following definition:
“‘Senior Credit Facility’” means the Third Amended and Restated Credit, Security, Guaranty and Pledge Agreement, as amended as of September 27, 2012, among the Issuer, as borrower, the guarantors referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent and Issuing Bank, and the lenders parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part

#PageNum#

from time to time (including increasing the amount loaned thereunder provided that such additional Indebtedness is Incurred in accordance with Section 4.09; provided that the Senior Credit Facility shall not (1) include Indebtedness issued, created or Incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A or Regulation S) pursuant to an exemption from the registration requirements of the Securities Act or (2) relate to Indebtedness that does not consist exclusively of Pari Passu Indebtedness or Guarantor Pari Passu Indebtedness.”

(b)	Section 4.09(b)(1)(A) of the Indenture shall be amended by deleting the number “340,000,000” and replacing such number with “650,000,000.”
ARTICLE III
MISCELLANEOUS
Section 3.01. Relation to Indenture. This Supplemental Indenture supplements the Indenture, and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture, and the Notes issued thereunder shall continue in full force and effect.
Section 3.02. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 3.03. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 3.04. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

#PageNum#

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.
[signature pages follow]

ISSUER

LIONS GATE ENTERTAINMENT INC.
By: /s/ Wayne Levin
Name: Wayne Levin
Title: Vice President

PARENT

LIONS GATE ENTERTAINMENT CORP.
By: /s/ Wayne Levin
Name: Wayne Levin
Title: Executive Vice President

GUARANTORS

100 PLUS PRODUCTIONS, INC.
ABX PRODUCTIONS, INC.
ALL ABOUT US PRODUCTIONS INC.
ANGER PRODUCTIONS, INC.
ARIMA, INC.
ARTISAN ENTERTAINMENT INC.
ARTISAN FILMED PRODUCTIONS INC.
ARTISAN HOME ENTERTAINMENT INC.
ARTISAN PICTURES LLC
ARTISAN RELEASING LLC
AWAKEN PRODUCTIONS INC.
AWAKEN PRODUCTIONS CORP.
BACKSEAT PRODUCTIONS, LLC
BASTER PRODUCTIONS, LLC
BD OPTICAL MEDIA, INC.
BHF PRODUCTIONS, INC.
BLAIR WITCH FILMS, LLC
BLUE MOUNTAIN STATE PRODUCTIONS CORP.
BOSS KANE PRODUCTIONS, INC.
BURROWERS PRODUCTIONS, INC.
CALLER PRODUCTIONS, INC.
CATX ACTION1 12 PRODUCTIONS, INC.
CATX ADDICTED 12 PRODUCTIONS, INC.
CATX CERTAIN SLANT 12 PRODUCTIONS, INC.
CATX DMAIL 12 PRODUCTIONS, INC.
CATX EXORCISM 12 PRODUCTIONS, INC.
CATX ICARUS 12 PRODUCTIONS, INC.
CATX REAWAKENING 12 PRODUCTIONS, INC.
CATX RICKY 12 PRODUCTIONS, INC.

Signature Page to Supplemental Indenture

CATX TAPE4 12 PRODUCTIONS, INC.
CATX TIME AFTER TIME 12 PRODUCTIONS, INC.
CATX TWO EYES 12 PRODUCTIONS, INC.
CATX WEE 12 PRODUCTIONS, INC.
CATX XOXO 12 PRODUCTIONS, INC.
CBLG PRODUCTIONS, LLC
CRASH 2 TELEVISION PRODUCTIONS, INC.
CRASH TELEVISION PRODUCTIONS, INC.
COUNTRYMAN PRODUCTIONS, LLC
CUPID PRODUCTIONS, INC.
DANCING ELK PRODUCTIONS, LLC
DD2 ACQUISITION CORP.
DEAD ZONE PRODUCTION CORP.
DEBMAR STUDIOS, INC.
DEBMAR/MERCURY (WW) PRODUCTIONS LLC
DEBMAR/MERCURY, LLC
DELISH PROJECTS, LLC
DELISH TELEVISION DEVELOPMENT, LLC
DJM SERVICES, INC.
DODGE PRODUCTIONS LLC
DRESDEN FILES PRODUCTIONS CORP.
DRESDEN FILES PRODUCTIONS I CORP.
FEAR ITSELF PRODUCTIONS CORP.
FILM HOLDINGS CO.
GC FILMS, INC.
GC SHORT FILMS, INC.
GGX PRODUCTIONS, INC.
GHS PRODUCTIONS, LLC
GOOD EVEL PRODUCTIONS, INC.
GRINDSTONE ENTERTAINMENT GROUP, LLC
HEART FRANK, INC.
HIGHER POST LLC
HORSEMEN PRODUCTIONS, LLC
INVISIBLE CASTING INC.
IV PRODUCTIONS, INC.
IV3D PRODUCTIONS CORP.
IWC PRODUCTIONS, LLC
JESSABELLE PRODUCTIONS, INC.
JV1 DELISH, LLC
KILL PIT PRODUCTIONS INC.
LADY PRISON PRODUCTIONS, INC.
LAMB PRODUCTIONS, INC.
LANDSCAPE ENTERTAINMENT CORP.
LAST PRODUCTIONS, INC.
LG HORROR CHANNEL HOLDINGS, LLC
LG PICTURES INC.
LGAC3, LLC
LIONS GATE ENTERTAINMENT CORP.
LIONS GATE FILMS INC.
LIONS GATE FILMS PRODUCTIONS CORP.

Signature Page to Supplemental Indenture

PRODUCTIONS FILMS LIONS GATE S.A.R.F.
LIONS GATE INDIA INC.
LIONS GATE INTERNATIONAL SALES, LLC
LIONS GATE MANDATE FINANCING VEHICLE INC.
LIONS GATE MUSIC CORP.
LIONS GATE MUSIC PUBLISHING LLC
LIONS GATE MUSIC, INC.
LIONS GATE ONLINE SHOP INC.
LIONS GATE PENNSYLVANIA, INC.
LIONS GATE RECORDS, INC.
LIONS GATE SPIRIT HOLDINGS, LLC
LIONS GATE TELEVISION DEVELOPMENT LLC
LIONS GATE TELEVISION INC.
LIONS GATE TELEVISION INTERNATIONAL – LATIN AMERICA, INC.
LIONS GATE X PRODUCTIONS, LLC
LOG PRODUCTIONS, LLC
LOL PRODUCTIONS, LLC
LOVE LESSONS PRODUCTIONS, INC.
LUCKY 7 PRODUCTIONS CORP.
LUDUS PRODUCTIONS, INC.
MANDATE FILMS, LLC
MANDATE PICTURES, LLC
MANIFEST ENTERTAINMENT, LLC
MERCURY PRODUCTIONS, LLC
MK ANIMATED, LLC
MOTHER PRODUCTIONS CORP.
MQP, LLC
NEXT PRODUCTION INC.
NGC FILMS, INC.
NR PRODUCTIONS, INC.
NURSE PRODUCTIONS INC.
PEARL RIVER HOLDINGS CORP.
PEEPLES PRODUCTIONS, INC.
PGH PRODUCTIONS, INC.
PLANETARY PRODUCTIONS, LLC
PLAYLIST, LLC
POWER MONGERING DESPOT, INC.
PRODUCTION MANAGEMENT INC.
PROFILER PRODUCTIONS CORP.
PSYCHO PRODUCTIONS SERVICES CORP.
PWG PRODUCTIONS, INC.
PX1 PRODUCTIONS CORP.
PX1 PRODUCTIONS, INC.
R & B PRODUCTIONS, INC.
RABBIT PRODUCTIONS, INC.
RG PRODUCTIONS, INC.
SCREENING ROOM, INC.
SDI PRODUCTIONS, INC.
SILENT DEVELOPMENT CORP.

Signature Page to Supplemental Indenture

SKILLPA PRODUCTIONS, LLC
SPECIAL OPS PRODUCTIONS, INC.
SS3 PRODUCTIONS, INC.
SWEAT PRODUCTIONS, INC.
TALK PRODUCTIONS CORP.
TCT PRODUCTIONS, INC.
TED PRODUCTIONS, INC.
TERRESTRIAL PRODUCTIONS CORP.
TINY HORSE PRODUCTIONS, INC.
TOUCH PRODUCTIONS CORP.
U.R.O.K. PRODUCTIONS, INC.
VERDICT PRODUCTIONS, INC.
VESTRON INC.
WEEDS PRODUCTIONS INC.
WILDE KINGDOM PRODUCTIONS CORP.
WOMEN IN COMEDY DOCUMENTARY, LLC

By: /s/ Wayne Levin
Name: Wayne Levin
Title: Authorized Signatory

Signature Page to Supplemental Indenture

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: /s/ Paula Oswald
Name: Paula Oswald
Title: Vice President